Contacts: West Pharmaceutical Services, Inc. Michael A. Anderson Vice President and Treasurer (610) 594-3345	Investors and Financial Media: FD Evan Smith / Matthew Duch (212) 850-5600 wst@fd.com

West to Present at Two Upcoming Investor Conferences

LIONVILLE, Pa., - West Pharmaceutical Services, Inc. (NYSE: WST) today announced that Donald E. Morel, Jr., Ph.D., Chairman and Chief Executive Officer, and William Federici, Chief Financial Officer, will attend both CL King’s 7th Annual Best Ideas Conference 2009, being held September 16-17, 2009 at the Omni Berkshire Place Hotel in New York City and the UBS Global Life Sciences Conference, being held September 21-23, 2009 at the Grand Hyatt Hotel in New York City.

Dr. Morel and Mr. Federici will present an overview of West’s business and outlook at the CL King conference on Thursday, September 17, 2009 from 11:45AM to 12:10 PM ET; and, at the UBS conference on September 23, 2009 from 11:30 AM to 12:00 PM ET.

A copy of the corporate presentation document as well as a live audio webcast of the presentations will be posted on the investor link of the Company's website at www.westpharma.com.

About West

West is a global manufacturer of components and systems for injectable drug delivery, including stoppers and seals for vials, and closures and disposable components used in syringe, IV and blood collection systems. The Company also provides products with application to the personal care, food and beverage markets. Headquartered in Lionville, Pennsylvania, West supports its partners and customers from 50 locations throughout North America, South America, Europe, Mexico, Japan, Asia and Australia. For more information, visit West at www.westpharma.com.